UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2023

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Closing of Notes Offering

On November 22, 2023, Gaming and Leisure Properties, Inc. (“GLPI”) closed the previously announced notes offering (the “Offering”) of $400.0 million aggregate principal amount of 6.750% senior notes due 2033 (the “Notes”) co-issued by GLP Capital, L.P., a wholly owned subsidiary and the operating partnership of GLPI (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (“GLP Financing” and, together with the Operating Partnership, the “Issuers”). The Notes are fully and unconditionally guaranteed on an unsecured basis by GLPI.

Indenture for the Notes

The Issuers issued the Notes on November 22, 2023 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 28, 2016 (the “First Supplemental Indenture”), and the Twelfth Supplemental Indenture, dated as of November 22, 2023 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes mature on December 1, 2033 and bear interest at a rate of 6.750% per year. Interest on the Notes is payable on December 1 and June 1 of each year, beginning on June 1, 2024.

Prior to September 1, 2033 (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Twelfth Supplemental Indenture) plus 40 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Notes also are subject to redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ future subordinated indebtedness, if any, without giving effect to collateral arrangements. The Notes will be effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding GLP Financing).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; and merge or consolidate with another company. The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes; and acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

The Notes were offered to the public at an initial offering price of 98.196% of par value and the net proceeds from the Offering were approximately $388.8 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Issuers. The Issuers intend to use the net proceeds for working capital and general corporate purposes, which may include the acquisition, development and improvement of properties, the repayment of indebtedness, capital expenditures and other general business purposes.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture and the Twelfth Supplemental Indenture (including the form of Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by this reference.

This Current Report on Form 8-K (the “Report”) does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Offering.

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our expectations regarding our ability to apply the net proceeds as indicated. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: (i) our ability to apply the net proceeds as indicated; (ii) our belief that there are near- and longer-term cases for us to further support tenants with innovative financing, capital and development structures in an accretive, prudent manner; (iii) our expectation to see continued financial growth over the balance of 2023 and beyond, reflecting our recent portfolio expansions, recently completed transactions and contractual rent escalators; (iv) our expectation that our disciplined capital investment approach, combined with our focus on stable and resilient regional gaming markets, supports our confidence that we are well positioned to further grow its cash dividend and drive long-term shareholder value; (v) our ability to successfully consummate pending transactions, including the ability of the parties to satisfy various conditions and receive required regulatory approvals; (vi) the effect of pandemics, such as COVID-19, on us as a result of the impact such pandemics may have on the business operations of our tenants and their continued ability to pay rent in a timely manner or at all; (vii) the potential negative impact of ongoing high levels of inflation (which have been exacerbated by the armed conflict between Russia and Ukraine and may be further impacted by recent events in the Middle East) on our tenants’ operations; (viii) the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; (ix) the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing acquisitions or projects; (x) GLPI’s ability to maintain its status as a real estate investment trust (“REIT”); (xi) our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to us; (xii) the impact of our substantial indebtedness on our future operations; (xiii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and (xiv) other factors described in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Report. We undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report may not occur as presented or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2	First Supplemental Indenture, dated as of March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3	Twelfth Supplemental Indenture, dated as of November 22, 2023, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as Trustee

4.4	Form of 2033 Note (included in Exhibit 4.3 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 28, 2023	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer